Artificial Life Appoints Gaming Veteran Kazutoshi
Miyake As New Board Member

Hong Kong/Los Angeles/Berlin, September 8, 2010 – Artificial Life, Inc., (OTC BB: ALIF) (http://www.artificial-life.com), a leading provider of award-winning mobile technology and applications, announced today that it has appointed Mr. Kazutoshi Miyake as a new member of its Board of Directors and Audit Committee, effective September 2, 2010.

Mr. Miyake is a well known and very experienced games industry veteran. He has worked for over 30 years in various international business development and senior management positions.

From 1972 to 1993, Mr. Miyake was Manager of Nissho Iwai Corp, Japan’s leading trading house. From 1993 to 1994, he was General Manager of Sega Enterprises Japan responsible for Europe, Middle East and Asia Pacific, and then from 1994 to 2001, he was CEO of Sega Europe. From 2001 to 2003, he held several board positions with companies including Andromeda, Akaei and Infogrames. Since 2003, he has been CEO of Stride Asia, CEO of Atari Japan and Chairman of Telcogames.

Mr. Miyake replaces Claudia Alsdorf, who resigned as a member of the Board and the Audit Committee effective September 1, 2010 following her acceptance of a new position as CEO of a start-up mobile company.

“We are excited to have such an experienced manager and gaming expert on our board now. Kazu-san has an impressive CV and will certainly be a major contributor to our future Japan and Asian activities in general. I also want to take this opportunity to thank Claudia for her great support over the last years and wish her all the best luck with her new job and responsibilities,” said Eberhard Schoneburg, CEO, Artificial Life, Inc.

About Artificial Life, Inc.

Artificial Life, Inc. has been a pioneer in artificial intelligence and mobile technology since its inception in Boston in 1994. We are a public US corporation (OTC BB: ALIF with secondary listings on the Frankfurt Stock Exchange AIF.F; Xetra: AIF.DE) and headquarters and production center in Hong Kong. We have additional offices in Berlin, Germany (EMEA headquarters) and Tokyo, Japan. Currently our main business areas are: high quality (3D) interactive (massive multiplayer) mobile games, mobile participation television, mobile business applications, our powerful mobile commerce technology platform OPUS-MTM and our green IT solutions provided by Green Cortex, Inc. We have won many industry awards for our outstanding technology and products.

For more information please visit: www.artificial-life.com; www.botme.com; www.mopa-tv.com; www.opus-m.com and www.green-cortex.com.

Please also follow us on:

Facebook: http://www.botme.com/ref/alife-fb

Twitter: http://twitter.com/alifegames

MySpace: http://www.myspace.com/artificial_life_inc

YouTube: http://www.youtube.com/user/alifegames

For more information on ARTIFICIAL LIFE, INC., please contact:

Artificial Life IR and PR Contact:

Adeline Law

Tel: (+852) 3102 2800

ir@artificial-life.com

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our future results of operations, financial condition and business prospects. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "continue" or the negative of these terms or other comparable terminology. Although such statements are based on our own information and information from other sources we believe to be reliable, you should not place undue reliance on them. These statements involve risks and uncertainties, and actual market trends or our actual results of operations, financial condition or business prospects may differ materially from those expressed or implied in these forward looking statements for a variety of reasons. Potential risks and uncertainties include, but are not limited to, our ability to obtain additional funding to operate and grow our business; the unproven potential of our mobile gaming business model; changing consumer preferences and uncertainty of market acceptance of our products; timely adoption and availability of 3G mobile technology; market acceptance for use of mobile handheld devices to play the interactive games; unpredictable mobile game development schedules; our reliance on a relatively small number of brands; our ability to license brands from others; our dependence upon resellers and telecommunication carriers and operators to distribute our products; our ability to successfully develop, introduce, and sell new or enhanced products in a timely manner; and the timing of new product announcements or introductions by us or by our competitors. For additional discussion of these risks and uncertainties and other factors, please see the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB filed on March 16, 2010. We assume no obligation to update any forward-looking statements, which apply only as of the date of this press release.